EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121184, No. 333-169056 and No. 333-249092) of our report dated March 12, 2025, relating to the consolidated financial statements of Alpha Pro Tech, Ltd. as of and for the two years ended December 31, 2024 and 2023, included in this Annual Report on Form 10-K of Alpha Pro Tech, Ltd. for the year ended December 31, 2024.

/s/ Tanner LLC

Lehi, Utah

March 12, 2025